UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2008

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission Fle Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           At a meeting of the Farmer Mac Board of Directors on April 4, 2008, Chairman Fred L. Dailey advised that, as the Republican candidate for U.S. Representative in Congress for the 18th District of Ohio, he was resigning from the Farmer Mac Board with an expected effective date of June 30, 2008, subject to consultations with the Administration that could shorten or extend the effective date.  Chairman Dailey also announced that he would not attend the Annual Meeting of Stockholders and the meeting of the Board of Directors in June 2008.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:           /s/ Nancy E. Corsiglia
  Name:  Nancy E. Corsiglia
  Title:    Executive Vice President –
  Chief Financial Officer

Dated:                      April 8, 2008

3